                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Extended Stay America, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                    [LOGO]

    450 East Las Olas Boulevard, Suite 1100, Fort Lauderdale, Florida 33301

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 2, 2000

     You are cordially invited to attend the annual meeting of stockholders of Extended Stay America, Inc., which will be held at the Broward Center for the Performing Arts, 201 Southwest Fifth Avenue, Fort Lauderdale, Florida on Tuesday, May 2, 2000, at 11:00 a.m., Eastern time, for the following purposes:

          1.   To elect directors.

          2. To ratify the action of the Board of Directors in appointing PricewaterhouseCoopers LLP as your Company's independent auditors for 2000.

          3. To approve the Extended Stay America, Inc. Amended and Restated 1995 Stock Option Plan for Non-Employee Directors. A copy of the plan is included as Exhibit A to the enclosed proxy statement.

          4. To transact any other business that may be presented at the meeting.

     Only stockholders of record at the close of business on March 10, 2000 are entitled to vote at the meeting. A list of those stockholders will be available during normal business hours for a period of 10 days prior to the meeting. The list may be examined by any stockholder, for any purpose relevant to the meeting, at our offices at 450 East Las Olas Boulevard, Suite 1100, Fort Lauderdale, Florida.

     A proxy statement and a proxy card solicited by our Board of Directors are enclosed with this notice. It is important that your shares be represented at the meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to mark, date, and sign the enclosed proxy card and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                              Robert A. Brannon
                              Senior Vice President, Chief Financial Officer, Secretary, and Treasurer

Fort Lauderdale, Florida
March 20, 2000


             -----------------------------------------------------
               YOU ARE URGED TO MARK, DATE, AND SIGN THE ENCLOSED
                   PROXY AND RETURN IT PROMPTLY. THE PROXY IS
                     REVOCABLE AT ANY TIME PRIOR TO ITS USE
             -----------------------------------------------------

                          EXTENDED STAY AMERICA, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  May 2, 2000

     We sent you this Proxy Statement because our Board of Directors is soliciting your proxy to vote your shares of Extended Stay America at our upcoming Annual Meeting of Stockholders for 2000, and at any postponement or adjournment of that meeting. The meeting is to be held at the Broward Center for the Performing Arts, 201 Southwest Fifth Avenue, Fort Lauderdale, Florida at 11:00 a.m., Eastern time, on May 2, 2000. If your proxy is properly executed and returned in a timely manner, it will be voted at the meeting according to the directions you provide. If you do not provide any direction, your proxy will be voted for the election as directors of the nominees named in this Proxy Statement, to ratify the selection of PricewaterhouseCoopers LLP as independent auditors for 2000, and to approve the Extended Stay America, Inc. Amended and Restated 1995 Stock Option Plan for Non-Employee Directors (the "1995 Plan"). They will also be voted on any other matters presented for a vote in accordance with the judgment of the persons acting under the proxies. You have the power to revoke your proxy at any time before it is voted, either in person at the meeting, by written notice to the Secretary of the Company, or by delivery of a later-dated proxy.

     Our principal executive offices are located at 450 East Las Olas Boulevard, Suite 1100, Fort Lauderdale, Florida 33301 (telephone 954/713-1600). This Proxy Statement is dated March 20, 2000 and we expect to mail proxy materials to you beginning on or about that date. In this Proxy Statement, the words "Extended Stay America," "Company," "we," "our," "ours," and "us" refer to Extended Stay America, Inc. and its subsidiaries.

                      SHARES OUTSTANDING AND VOTING RIGHTS

     Only stockholders of record at the close of business on March 10, 2000 are entitled to vote at the annual meeting of stockholders. The only voting stock of the Company outstanding is our common stock (the "Common Stock"), of which 95,429,084 shares were outstanding as of the close of business on March 10, 2000. Each share of Common Stock is entitled to one vote.

     The six nominees who receive the highest number of affirmative votes will be elected as directors. For this purpose, only the affirmative votes from the holders of the shares of the Common Stock that are present in person or represented by proxy and entitled to vote at the meeting will be counted. In general, approval of any other matter by stockholders requires the affirmative vote of the holders of a majority of the shares of the Common Stock that are present in person or represented by proxy and entitled to vote at the meeting. Abstentions, directions to withhold authority, and broker non-votes are counted as shares present in the determination of whether the shares of Common Stock represented at the meeting constitute a quorum. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders. Thus, an abstention from voting on a matter has the same legal effect as a vote against the matter. Broker non-votes and directions to withhold authority are counted as present, but are deemed not entitled to vote on proposals for which brokers do not have discretionary authority and, therefore, have no effect other than to reduce the number of affirmative votes needed to approve a proposal. An automated system administered by our transfer agent will be used to tabulate the votes.

1.  ELECTION OF OUR BOARD OF DIRECTORS

     Six directors are to be elected at the meeting. We have designated the persons named below as nominees for election as directors. If elected, they will serve for a term expiring at the annual meeting of stockholders in 2001. All of the nominees are serving as directors as of the date of this Proxy Statement.

     Unless you otherwise instruct us, your properly executed proxy, that is returned in a timely manner, will be voted for election of these six nominees. If, however, any of these nominees should be unable or should fail to act as a nominee because of an unexpected occurrence, your proxy will be voted for such other person as the holders of your proxy, acting in their discretion, may determine. In the alternative, the Board of Directors may make a reduction in the number of directors to be elected.

     Biographical information concerning our six nominees is presented below.

     H. Wayne Huizenga, age 62, became one of our directors in August 1995 and serves as the Chairman of our Board of Directors. Mr. Huizenga has also served as Chairman of the Board of AutoNation, Inc., which owns the nation's largest chain of franchised automotive dealerships, since August 1995. Since June 1998, Mr. Huizenga has served as a director of NationsRent, Inc., a national chain providing equipment rental primarily to a broad range of construction and industrial customers. Since May 1998, Mr. Huizenga has served as Chairman of the Board and Chief Executive Officer of Republic Services, Inc., a leading provider of non-hazardous solid waste collection and disposal services. Since September 1996, Mr. Huizenga has been Chairman of the Board of Boca Resorts, Inc., which owns and operates luxury resort properties as well as the Florida Panthers professional hockey franchise. From September 1994 until October 1995, Mr. Huizenga served as the Vice-Chairman of Viacom Inc., a diversified entertainment and communications company. During the same period, Mr. Huizenga also served as the Chairman of the Board of Blockbuster Entertainment Group, a division of Viacom. From April 1987 through September 1995, Mr. Huizenga served as the Chairman of the Board and Chief Executive Officer of Blockbuster Entertainment Corporation ("Blockbuster"), during which time he helped build Blockbuster from a 19-store chain into the world's largest video rental company. In September 1994, Blockbuster merged into Viacom. In 1971, Mr. Huizenga co-founded Waste Management, Inc., which he helped build into the world's largest integrated solid waste services company, and he served in various capacities, including President, Chief Operating Officer and a director from its inception until 1984. Mr. Huizenga also currently owns or controls the Miami Dolphins, a professional sports franchise, as well as Pro Player Stadium, the home of the Miami Dolphins and is a director of theglobe.com, an internet on-line community.

     George D. Johnson, Jr., age 57, has been our President, Chief Executive Officer, and a director since January 1995. He is responsible for all aspects of our development, operation, marketing, and personnel. Mr. Johnson is the former President of the Consumer Products Division of Blockbuster Entertainment Group, a division of Viacom. In this position he was responsible for all U.S. video and music stores. Mr. Johnson has over 30 years of experience developing and managing various businesses. He was formerly the managing general partner of WJB Video, the largest Blockbuster franchisee which developed over 200 video stores prior to a merger with Blockbuster in 1993. Mr. Johnson also is the managing member of American Storage, LLC, a chain of 26 self-storage facilities located in the Carolinas and Georgia. He formerly served as a director of Viacom and Chairman of the Board of Home Choice Holdings, Inc. and currently serves on the board of directors of AutoNation, Boca Resorts, and Duke Energy Corporation. He has been the Chairman of the Board of Directors of Johnson Development Associates, Inc. since its founding in 1986. Johnson Development Associates is a real estate management, leasing, and development company controlling approximately four million square feet of commercial, retail, and industrial property located in the Carolinas and Georgia which are owned by various partnerships controlled by Mr. Johnson and his brother, Stewart H. Johnson. Mr. Johnson practiced law in Spartanburg, South Carolina from 1967 until 1986 and served three terms in the South Carolina House of Representatives.

     Donald F. Flynn, age 60, became one of our directors in August 1995. Mr. Flynn is Chairman and Chief Executive Officer of Flynn Enterprises, Inc., a venture capital, hedging, and consulting firm based in Chicago, Illinois. Since February 1998, Mr. Flynn has been the sole director or Chairman of LKQ Corporation, a company engaged in the automobile recycling business. Mr. Flynn was the Vice Chairman of Blue Chip Casino, Inc., an owner and operator of a riverboat gaming vessel located in Michigan City, Indiana, from February 1997 to November 1999, when it was sold to Boyd Gaming Corporation. Mr. Flynn was Chairman of the Board from July 1992 until February 1996 and Chief Executive Officer from July 1992 to May 1995 of Discovery Zone, Inc., which is an operator and franchisor of family entertainment centers. In March 1996, Discovery Zone filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code, and in July 1997 emerged from bankruptcy with a court-approved plan of reorganization. From 1972 through 1990, Mr. Flynn held various positions with Waste Management, Inc., including Senior Vice President and Chief Financial Officer. Mr. Flynn was one of the original investors in, and a director of, Blockbuster from February 1987 until September 1994, when

Blockbuster was sold to Viacom. Mr. Flynn also serves as a director of Psychemedics Corporation, a provider of drug testing services.

     Stewart H. Johnson, age 56, became one of our directors in August 1995. Mr. Johnson is currently the Chairman of the Board of Directors and Chief Executive Officer of Morgan Corporation, a privately-held construction company specializing in site preparation. Mr. Johnson has been directing the operations of Morgan Corporation since 1971. Mr. Johnson also serves as Secretary for Johnson Development Associates. Mr. Johnson is the brother of George D. Johnson, Jr., our Chief Executive Officer.

     John J. Melk, age 63, became one of our directors in August 1995. Mr. Melk has been Chairman and Chief Executive Officer of H2O Plus, Inc., a bath and skin care product manufacturer and retail distributor, since 1988. Mr. Melk has been a private investor in various businesses since March 1984 and prior to March 1984, he held various positions with Waste Management, Inc. and its subsidiaries, including President of Waste Management International plc, a subsidiary of Waste Management, Inc. Mr. Melk also serves as a director of Psychemedics and of Republic Services. From February 1987 until March 1989 and from May 1993 until September 1994, Mr. Melk served as a director of Blockbuster. He also served as the Vice Chairman of Blockbuster from February 1987 until March 1989.

     Peer Pedersen, age 75, became one of our directors in August 1995. He is the founder and has been Chairman of the law firm of Pedersen & Houpt, P.C., in Chicago, Illinois for more than five years. He also serves on the board of directors of Boston Chicken, Inc.

                 We recommend that you vote "FOR" the election
                     of each of the nominees for director.

Meetings and Committees of the Board

     Our Board of Directors has three standing committees. They are the Executive Committee, the Audit Committee, and the Compensation Committee. The functions and membership of each Committee are described below. The Board does not have a standing nominating committee. During 1999, the Board of Directors held four meetings. Except for the May 19, 1999 meeting of the Board of Directors, at which Mr. Pedersen was absent, all of our directors attended each meeting during 1999.

     The Executive Committee, which is composed of H. Wayne Huizenga and George
D. Johnson, Jr., has the same powers and authority as the Board of Directors and may act when the Board is not in session, subject to the limitations of the Delaware General Corporation Law and our certificate of incorporation and bylaws. The Audit Committee's functions include making recommendations to the Board of Directors on the selection of our independent auditors, reviewing the arrangements for, and scope of, the independent auditors' examination, meeting with the independent auditors, the Board of Directors, and certain of our officers to review the adequacy of internal controls and reporting, and performing any other duties or functions deemed appropriate by the Board of Directors. Messrs. Flynn and Pedersen are currently the members of the Audit Committee. The Compensation Committee is responsible for establishing and making recommendations to the Board of Directors regarding salaries to be paid to our officers and is responsible for the administration and interpretation of, and the granting of options under, our various stock option plans. Messrs. Flynn and Melk are currently the members of the Compensation Committee.

     Nominations for election of directors are made by the Board of Directors. Nominations also may be made by a committee appointed by the Board or by any stockholder entitled to vote in the election of directors. See "Submission of Stockholder Proposals for the 2001 Annual Meeting" at the end of this Proxy Statement for a description of the procedures you need to follow if you want to nominate someone as a director.

     During 1999, the Audit Committee held two meetings and the Compensation Committee acted 54 times by unanimous written consent. During 1999, the Executive Committee acted once by unanimous written consent. In 1999, no director attended less than 75% of the aggregate of all meetings of the Board and all meetings held by committees of the Board on which such director served.

2.  APPOINTMENT OF OUR INDEPENDENT AUDITORS

     Subject to your ratification, the Board of Directors has selected the accounting firm of PricewaterhouseCoopers LLP to serve as our independent auditors for 2000. PricewaterhouseCoopers LLP has served as our independent auditors since the formation of our Company in January 1995. Representatives of PricewaterhouseCoopers LLP will be available at the annual meeting to respond to your questions. They have advised us that they do not presently intend to make a statement at the annual meeting, although they will have the opportunity to do so.

      We recommend that you vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for 2000.

3.  APPROVAL OF THE 1995 PLAN

     The purpose of the 1995 Plan is to benefit your Company by offering our non-employee directors a favorable opportunity to become holders of our stock over a period of years, thereby giving them a permanent stake in our growth and prosperity and encouraging their continued services to the Company. In order for your Company to derive the full benefit of the 1995 Plan, our Board of Directors has adopted, and recommends that you vote to approve, amendments to the 1995 Plan so that it will continue to make annual grants. Options granted under the 1995 Plan are not intended to qualify as "Incentive Stock Options" as defined in the Internal Revenue Code. The full text of the 1995 Plan is attached to this Proxy Statement as Exhibit A. The description below of the 1995 Plan is qualified in its entirety by reference to Exhibit A.

  Description of the 1995 Plan

     Our Board of Directors and our stockholders adopted and approved the 1995 Plan in November 1995. Our Board of Directors amended the 1995 Plan in January 2000, subject to approval by our stockholders at our 2000 annual meeting. The 1995 Plan is administered by our Board of Directors. The 1995 Plan automatically grants options to directors who are not officers or employees of our Company. A one-time option covering 40,000 shares of our common stock is automatically granted to each non-employee director effective upon his or her initial election to our Board of Directors. Under the 1995 Plan, each non-employee director also receives an option covering 10,000 shares of Common Stock on each anniversary of the initial grant, provided that such non-employee director remains a director of our Company and that a sufficient number of shares of Common Stock are available in the 1995 Plan.

     A total of 680,000 shares of our Common Stock may be issued pursuant to options granted under the 1995 Plan. Prior to the amendments to the 1995 Plan adopted by our Board of Directors in January 2000, for which we are seeking your approval, a total of 480,000 shares of Common Stock could be issued pursuant to options granted under the 1995 Plan and options covering 10,000 shares of our Common Stock were granted on only the first four anniversaries of a non-employee director's tenure on our Board of Directors.

     Each option is for a term of ten years, subject to earlier termination if the optionee's service as a director terminates. Each option granted under the 1995 Plan becomes exercisable with respect to all of the shares subject to the option six months after the grant date. The option price of each option shall be the fair market value per share of our Common Stock on the grant date of the option.

     The Board of Directors may permit the exercise price to be paid, all or in part, by delivery to us of a promissory note or other shares of our Common Stock under circumstances as the Board of Directors may specify, valued at the fair market value of our Common Stock on the date of exercise, or by using a "cashless" broker-assisted method.

     If the tenure of an optionee ceases for any reason other than for cause, the optionee shall have 360 days from the cessation date to exercise those options owned by him or her which were exercisable as of the cessation date. If an optionee is removed from the Board of Directors for cause, the optionee's option shall expire, and all rights to purchase shares of Common Stock under the option shall end immediately. For this purpose, "removal for cause" means a discharge due to gross negligence, dishonesty, incompetency, or violation of any reasonable rule or regulation of our Company.

     An optionee may not transfer any option other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and each option shall be exercisable during an optionee's lifetime only by him or her.

     The Board of Directors may amend or discontinue the 1995 Plan at any time. However, the Board may not amend the 1995 Plan more than once every six months except to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules and regulations under each. In addition, no amendment or discontinuation shall (1) without the consent of the optionee, change or impair any option previously granted, or (2) without the approval of the holders of a majority of the shares of Common Stock that vote in person or by proxy at a duly held stockholders meeting (a) increase the maximum number of shares which may be purchased by all eligible directors, (b) change the purchase price of any option, or (c) change the limitations on the option period or increase the time limitations on the grant of options.

     We recommend that you vote "FOR" approval of the Amended and Restated
              1995 Stock Option Plan for Non-Employee Directors.

                                 OTHER MATTERS

     We know of no matters to be brought before the annual meeting other than those described above. If any other business should come before the meeting, we expect that the persons named in the enclosed proxy will vote your shares in accordance with their best judgment on that matter.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 10, 2000, certain information regarding the beneficial ownership of the Common Stock by:

     . each person known by us to be the beneficial owner of 5% or more of the outstanding Common Stock;

     .  each of our directors and executive officers; and

     .  all of our directors and executive officers as a group.

     There were approximately 374 record holders and approximately 6,200 beneficial holders of Common Stock and 95,429,084 shares of Common Stock outstanding on that date.

                                                       Shares Beneficially
                                                              Owned
                                                     -----------------------
                          Name(1)                      Number(2)    Percent
                          -------                    -------------  --------
       AXA Financial, Inc. (3).....................   13,485,358      14.0%
       Putnam Investments, Inc. (4)................    9,045,421       9.4
       FMR Corp. (5)...............................    5,859,603       6.1
       SMALLCAP World Fund, Inc. (6)...............    5,500,000       5.7
       H. Wayne Huizenga (7).......................   10,051,660      10.5
       George D. Johnson, Jr. (8)..................    5,428,515       5.7
       Robert A. Brannon (9).......................    1,471,658       1.5
       Donald F. Flynn (10)........................      913,154         *
       Stewart H. Johnson (11).....................    1,326,970       1.4
       John J. Melk................................       70,000         *
       Peer Pedersen...............................    1,382,460       1.4
       All directors and executive officers
         as a group (7 persons) (7)(8)(9)(10)(11)..   20,644,417      20.8%
-----------

*    Represents less than 1% of the outstanding Common Stock.
(1) Unless otherwise indicated, the address of such person is c/o Extended Stay America, Inc., 450 E. Las Olas Boulevard, Suite 1100, Fort Lauderdale, Florida 33301.
(2) The numbers and percentages of shares owned by the directors, the Named Executive Officers, and by all officers and directors as a group assume in each case that currently outstanding stock options covering shares of Common Stock which were exercisable within 60 days of March 10, 2000 had been exercised by that person or group as follows: (i) H. Wayne Huizenga-871,750; (ii) George D. Johnson, Jr.-1,543,750; (iii) Robert A. Brannon-988,504; (iv) Donald F. Flynn-70,000; (v) Stewart H. Johnson-70,000; (vi) John J. Melk-70,000; (vii) Peer Pedersen-70,000; and (viii) all directors and executive officers as a group-3,684,004.
(3) The number of shares of Common Stock shown as beneficially owned was derived from an Amendment to Schedule 13G dated February 10, 2000 filed with the Securities and Exchange Commission by the listed stockholder. AXA Financial, Inc. (formerly known as The Equitable Companies Incorporated) is located at 1290 Avenue of the Americas, New York, New York 10104.
(4) The number of shares of Common Stock shown as beneficially owned was derived from an Amendment to Schedule 13G dated February 8, 2000 filed with the Securities and Exchange Commission by the listed stockholder. Putnam Investments, Inc. is located at One Post Office Square, Boston, Massachusetts 02109.
(5) The number of shares of Common Stock shown as beneficially owned was derived from an Amendment to Schedule 13G dated February 14, 2000 filed with the Securities and Exchange Commission by the listed stockholder. FMR Corp. is located at 82 Devonshire Street, Boston, Massachusetts 02109.
(6) The number of shares of Common Stock shown as beneficially owned was derived from a Schedule 13G dated February 10, 2000 filed with the Securities and Exchange Commission by the listed stockholder. SMALLCAP World Fund, Inc. is located at 333 South Hope Street, Los Angeles, California 90071.
(7) Includes 9,179,910 shares of Common Stock beneficially owned by Huizenga Investments Limited Partnership, a limited partnership controlled by Mr. Huizenga.
(8) Includes 3,884,765 shares of Common Stock beneficially owned by GDJ, Jr. Investments Limited Partnership, a limited partnership controlled by George
     D. Johnson, Jr.
(9) Includes 483,154 shares of Common Stock beneficially owned by Brannon Investments, L.P., a limited partnership controlled by Mr. Brannon.
(10) Includes 483,154 shares of Common Stock beneficially owned by DNB, L.P., a limited partnership controlled by Mr. Flynn.
(11) Includes 49,088 shares of Common Stock held in a trust for the benefit of George D. Johnson, Jr., of which Stewart H. Johnson is the trustee.

                             EXECUTIVE COMPENSATION

     The following table sets forth, on an annualized basis with respect to salary information, information regarding the compensation we paid to our Chief Executive Officer and each of our other executive officers (hereinafter, the "Named Executive Officers") for all services they rendered to us during 1997, 1998, and 1999. We do not have a restricted stock award program or a long-term incentive plan. Our non-employee directors were paid $5,000 per quarter for their services during 1999, and were reimbursed for their out-of-pocket expenses. For 2000, the cash payment to our non-employee directors was increased to $6,250 per quarter.

                           Summary Compensation Table

                                                                                     Long-Term
                                                                                   Compensation
                                              Annual Compensation                     Awards
                                    ---------------------------------------------  -------------
                                                                        Other       Securities
                                                                       Annual       Underlying       All Other
     Name and Principal              Salary          Bonus          Compensation   Options/SARs    Compensation
          Position            Year    ($)             ($)                ($)            (#)             ($)
----------------------------  ----  --------       ---------        -------------  -------------  ---------------
George D. Johnson, Jr.......  1999       --           --                  --          625,000        16,953(1)
 President and Chief          1998       --           --                  --        1,250,000            --
  Executive Officer           1997       --           --                  --          900,000            --

Robert A. Brannon...........  1999  275,000           --                  --          275,000         2,622(1)
 Senior Vice President,       1998  275,000           --                  --          350,000            --
  Chief Financial Officer,    1997  225,000           --                  --          225,000            --
  Secretary, and Treasurer

___________
(1)  Represents income attributed to use of corporate aircraft.


  The following table sets forth individual grants of stock options made to the Named Executive Officers during 1999. The regular option grant for 2000 was made in November 1999 and is reflected in the table.

                       Option Grants In Last Fiscal Year

                                                                                         Potential Realizable
                                                                                            Value at Assumed
                                                 Percent of                              Annual Rates of Stock
                                               Total Options                               Price Appreciation
                                                 Granted to     Exercise                   for Option Term(3)
                          Date of     Options   Employees in     or Base    Expiration  ------------------------
  Name                    Grant(1)    Granted   Fiscal Year     Price(2)      Date         5%          10%
  ----                    -------     -------  -------------   --------     ----------  ----------   ----------
George D. Johnson, Jr...  11/1/99     625,000     18.62%        $8.16       11/1/09     $3,205,889   $8,124,351
Robert A. Brannon.......  11/1/99     275,000     8.19%         $8.16       11/1/09     $1,410,591   $3,574,715

___________
(1) Except for specific situations, the options granted become exercisable as to one-fourth of the grant on each of the first, second, third, and fourth anniversary of the date of grant.

(2) Under our various employee stock option plans, the exercise price must be the fair market value of our Common Stock on the date of grant.

(3) These amounts represent certain assumed annual rates of appreciation calculated from the exercise price, as required by the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and Common Stock holdings depend on the future performance of our Common Stock. We cannot assure you that the amounts reflected in this table will be achieved.

     The following table provides information about the value of unexercised options to purchase our Common Stock at December 31, 1999 for the Named Executive Officers. No options to purchase our Common Stock were exercised by the Named Executive Officers during 1999.

                        Aggregate 1999 Option/SAR Values

                              Number of Securities               Value of Unexercised
                             Underlying Unexercised             In-the-Money Options/
                            Options/SARs at 12/31/99              SARs at 12/31/99*
                          ----------------------------  -------------------------------------
                          Exercisable   Unexercisable        Exercisable        Unexercisable
Name                          (#)            (#)                 ($)                 ($)
----                      ------------  --------------  ----------------------  --------------
George D. Johnson, Jr...    1,162,500       2,012,500                 425,000              --
Robert A. Brannon.......      862,628         669,626               3,128,934              --

___________
* This column indicates the aggregate amount, if any, by which the market value of our Common Stock on December 31, 1999 exceeded the options' exercise price, based on the closing per share sale price of our Common Stock on that date of $7.56 on the New York Stock Exchange.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is currently composed of Messrs. Flynn and Melk. It determines the compensation of our executive officers. Neither Mr. Flynn nor Mr. Melk is an employee of the Company nor are they officers of any entity for which one of our executive officers makes compensation decisions.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our executive officers and directors, and any other person who owns more than 10% of the Common Stock, to file reports of ownership with the Securities and Exchange Commission. They also are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of the forms we received, we believe that during 1999 all filing requirements were complied with.

     In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions "Report of the Compensation Committee" and "Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by us under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                      REPORT OF THE COMPENSATION COMMITTEE

     The compensation of our executive officers is generally determined by the Compensation Committee of our Board of Directors. The Compensation Committee, which consists of two of our directors who are not officers or employees, also grants stock options to our key employees and consultants. The following report is about compensation paid or awarded to our executive officers during 1999 and is furnished by our directors who then comprised the Compensation Committee.

General Policies

     Our compensation program is intended to enable the Company to attract, motivate, reward, and retain the management talent it needs to achieve its corporate objectives in a highly competitive industry, and thereby increase stockholder value. It is our policy to provide incentives to the Company's senior management to achieve both short-term and long-term goals. To attain these goals, our policy is to provide a significant portion of executive compensation in the form of at-risk, incentive-based compensation, like stock options. We believe that such a policy, which directly aligns the financial interests of management with your financial interests, provides the proper incentives to attract, reward, and retain high quality management. In determining the nature and amounts of compensation for the Company's executive officers, we take into account all factors that we consider relevant, including overall business conditions and those in the lodging industry, the Company's performance in light of those conditions, the market rates of compensation for executives of similar backgrounds and experience, and the performance of the specific executive officer.

     Section 162(m) of the Internal Revenue Code limits the deduction for federal income tax purposes of certain compensation paid by any publicly-held corporation to its chief executive officer and its four other highest compensated officers to $1 million per executive (the "$1 million cap"). The $1 million cap does not apply to "performance-based" compensation plans as defined under Section 162(m). We believe that the Company's stock option plans qualify as "performance-based" plans that are not subject to the $1 million cap. The other compensation currently paid to the Company's executive officers is not expected to exceed the $1 million cap.

Cash Compensation

     Cash compensation paid to the Company's executive officers consists primarily of salary. In 1999, 1998, and 1997, bonuses generally have not been part of our general executive compensation structure.

     We are aware that most executive officers, upon joining the Company, experienced a significant reduction in annual cash compensation from their prior employment. In addition, we believe, based on the general knowledge and experience of our members, that base salaries for the Company's executive officers are generally low relative to (1) cash salaries of similarly sized or otherwise comparable companies, (2) the contributions of the executive officers to the Company's development and growth, and (3) their experience, responsibilities, and achievements. We determine base salaries for executive officers through a subjective assessment of responsibilities and position within the Company, individual performance, and the Company's overall performance. No specific corporate performance measures are considered.

Stock Options

     We consider incentive compensation in the form of stock options to be an integral, important, and relatively large part of executive compensation in particular and employee compensation generally. We have granted all stock options with an exercise price equal to the fair market value of the Common Stock on the grant date.

     We grant stock options generally to executive officers and other corporate level employees upon their commencement of employment and annually near the beginning of each year. When making grants, we consider factors specific to each employee such as salary, position, and responsibilities. We also consider factors such as the rate of the Company's development and growth, revenue growth, and increases in the market value of the Common Stock. Option grants relating to recruiting and employment offers and special circumstances are recommended by management.

Chief Executive Officer Compensation and Stock Options

     George D. Johnson, Jr. founded the Company in January 1995 and has been its President and Chief Executive Officer since that time. Mr. Johnson's annual compensation was determined using the same criteria that we used to determine compensation levels for other corporate officers and was based on our assessment of Mr. Johnson's overall performance and on information regarding awards made by similar companies. We believe that Mr. Johnson's experience, dedication, and knowledge have been of vital importance to the successful and ongoing growth of the administration and operations of the Company. We did not assign any specific weighting to these factors. In our view, Mr. Johnson's 1999 compensation package reflected an appropriate balance of (1) the Company's performance in 1999, (2) Mr. Johnson's own performance level, and (3) competitive standards. The
Company does not pay Mr. Johnson any cash salary or bonus but rather compensates him exclusively through stock option grants. We believe that tying Mr. Johnson's remuneration to the performance of the Company's Common Stock will motivate Mr. Johnson to maximize stockholder value and is consistent with our policy of compensating the Company's senior executives, like Messrs. Huizenga and Johnson, primarily through annual stock option grants.

     For 1999, we granted Messrs. Huizenga, Johnson, and Mr. Robert A. Brannon, the Company's Senior Vice President, Chief Financial Officer, Secretary, and Treasurer, options to purchase 312,000, 625,000, and 200,000 shares of Common Stock, respectively, at an exercise price of $9.50 per share. For the 2000 regular grant, which we made in November 1999, we granted Messrs. Huizenga, Johnson, and Brannon options to purchase 312,000, 625,000, and 275,000 shares of Common Stock, respectively, at an exercise price of $8.15625 per share.

                                Compensation Committee Members
                                    Donald F. Flynn
                                    John J. Melk

                               PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total returns on the Common Stock, the Dow Jones Lodging Index, and the Standard & Poor's 500 Index (assuming dividend reinvestment, except in our case because we have never paid cash dividends on the Common Stock) for the period beginning on December 13, 1995 (which was the date the Common Stock began trading publicly) and ending on December 31, 1999 (which was the last day of our 1999 fiscal year).


                             [GRAPH APPEARS HERE]


                        Comparison of Cumulative Return
                  vs. Dow Jones Lodging and S&P 500 Indices *

                                     1995
                               ----------------
  Company/Index Name             12/13    12/29   12/31/96   12/31/97   12/31/98   12/31/99
-----------------------------  -------  -------   --------   --------   --------   --------
Extended Stay America, Inc...  $100.00  $211.54   $309.62    $191.35    $161.54   $116.34
Dow Jones Lodging Index......   100.00   101.46    122.05     169.05     128.03    125.43
S&P 500 Index................   100.00    99.07    119.15     156.10     197.72    236.33

-----------
* Assumes $100 invested on December 13, 1995 in the Common Stock, the Dow Jones Lodging Index, and the S&P 500 Index. Historical results are not necessarily indicative of future performance.


                              CERTAIN TRANSACTIONS

     In connection with the operation of our business, we have leased airplanes from companies owned by George D. Johnson, Jr., our President and Chief Executive Officer, Stewart Johnson, one of our directors, and members of their families. We paid an aggregate of $1,682,000, $1,726,000, and $2,200,000 under those leases for 1997, 1998, and 1999, respectively. We also charged approximately $136,000 in 1999 to Mr. George D. Johnson, Jr. and other companies controlled by him for their use of those airplanes. We believe that the terms of the use of these aircraft were at least as favorable to us as we could have obtained from an unaffiliated third party.

     We also lease space for our regional offices in Spartanburg, South Carolina from companies controlled by George D. Johnson, Jr. and Stewart Johnson. We entered into this leasing arrangement in February 1997, moved into different space under a different lease in November 1998, and additional space in July 1999. The current lease agreements expire in December 2000 and December 2001. The leases calls for agregate monthly rent of approximately $4,600 plus certain additional charges. We incurred charges of $74,000, $76,000, and $73,000 under these leases during 1997, 1998, and 1999, respectively.

     In 1996, we entered into a 10-year lease for a suite at Pro Player Stadium and a 3-year lease for a suite at Homestead Motorsports Complex. The Pro Player Stadium lease has a base rent of $115,000 per year and the Homestead Motorsports Complex lease has a base rent of $53,250 per year. In 1998, we entered into a 3-year lease, which was terminated in 1999, for an additional suite at Pro Player Stadium and a 7-year lease for a suite at the National Car Rental Center. The additional Pro Player Stadium lease had a base rent of $83,000 per year and the National Car Rental Center lease has a base rent of $120,000 per year. All of the leases are subject to additional charges and periodic escalation. H. Wayne Huizenga, the Chairman of our Board of Directors, owns Pro Player Stadium and had an approximately 50% ownership interest in Homestead Motorsports Complex (which was later reduced to approximately 10%). He also is Chairman of the Board of Directors of the company that operates the National Car Rental Center. We believe that the terms of these leases are comparable to those charged to other persons.

     We use the services of Psychemedics Corporation to perform certain employment related services, including drug screening, with respect to our employees. We paid Psychemedics $126,000, $251,000, and $336,000 for these services in 1997, 1998, and 1999, respectively. Donald F. Flynn and John J. Melk, each of whom are directors of the Company, are directors of Psychemedics, which is a publicly-traded company. Messrs. Flynn and Melk beneficially own approximately 9.5% and 10.1%, respectively, of Psychemedics' common stock. In addition, Mr. Huizenga beneficially owns approximately 10.7% of Psychemedics' common stock.

                            SOLICITATION OF PROXIES

     The Board of Directors will solicit your proxy by mail. Your proxy may also be solicited by directors, officers, and a small number by our employees personally or by mail, telephone, facsimile, or otherwise. These persons will not be compensated for their services. Brokerage firms, banks, fiduciaries, voting trustees, or other nominees will be requested to forward the proxy soliciting material to the beneficial owners of stock held of record by them, and we have hired Proxy Services Corporation to coordinate that solicitation for a fee of approximately $1,500 plus expenses. The entire cost of the Board of Directors' solicitation will be borne by us.

             SUBMITTING YOUR PROPOSALS FOR THE 2001 ANNUAL MEETING

     According to the rules of the Securities and Exchange Commission, if you want to submit a proposal for inclusion in the proxy material to be distributed by us in connection with our 2001 annual meeting of stockholders, you must do so no later than November 20, 2000. Your proposal should be submitted in writing to the Secretary of the Company at our principal executive offices. In addition, our bylaws require that in order for you properly to bring any business before any meeting of stockholders, including nominations for the election of directors, you must provide written notice, delivered to the Secretary of the Company at our principal executive offices, not less than 60 nor more than 120 days prior to the meeting date. In the event that we provide less than 65 days notice or prior public disclosure of the date of the meeting, your notice, in order to be timely, must be received by us not later than the close of business on the seventh day following the day on which we mailed our notice or gave other disclosure of the meeting date. Your notice must include your name and address as it appears on our records and the class and number of shares of our capital stock you beneficially owned on the record date for the meeting. In addition,
(1) for proposals other than nominations for the election of directors, your notice must include a description of the business you want brought before the meeting, your reasons for conducting that business at the meeting, and any material interest you have in that business, and (2) for proposals relating to your nominations of directors, your notice must also include, with respect to each person nominated, the information required by Regulation 14A under the Securities Exchange Act of 1934, as amended.

                                    GENERAL

     It is important that your proxy be returned promptly. If you are unable to attend the meeting, you are urged, regardless of the number of shares owned, to mark, date, sign, and return without delay your proxy card in the enclosed addressed envelope.

                                By Order of the Board of Directors
                                Robert A. Brannon
                                Senior Vice President, Chief Financial Officer, Secretary, and Treasurer

                                                                       EXHIBIT A

                          EXTENDED STAY AMERICA, INC.


                              AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


     1. Statement of Purpose. The purpose of this Extended Stay America, Inc. Amended and Restated 1995 Stock Option Plan for Non-Employee Directors (the "Plan") is to benefit Extended Stay America, Inc. (the "Company") by offering its non-employee directors a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company.

     2. Administration. The Plan shall be administered by the board of directors of the Company (the "Board of Directors"), whose interpretation of the terms and provisions of the Plan and whose determination of matters pertaining to options granted under the Plan shall be final and conclusive.

     3. Eligibility. Options shall be granted only to current directors of the Company who are not officers or employees of the Company (each such individual receiving options granted under the Plan and each other person entitled to exercise an option granted under the Plan is referred to herein as an "Optionee").

     4.   Granting of Options.

     (a) (1) A one-time option, under which a total of 40,000 shares of the Common Stock may be purchased from the Company, shall be automatically granted to each director of the Company upon his or her initial election or appointment as a director of the Company, provided such director is eligible at that time under the terms of Paragraph 3 hereof and provided further that the Plan contains enough shares of Common Stock to support such grant.

     (2) With respect to each director of the Company, an additional option under which a total of 10,000 shares of Common Stock may be purchased from the Company shall be granted to such director each year, on the anniversary of the granting of the initial option to such director described in Paragraph 4(a)(1) hereof, provided that such director continues to be eligible at that time under the terms of Paragraph 3 of this Plan and provided further that the Plan contains enough shares of Common Stock to support such grant.

The aggregate number of shares that shall be available to be so optioned under the Plan shall be 680,000 shares. Such number of shares, and the number of shares subject to options outstanding under the Plan, shall be subject in all cases to adjustment as provided in Paragraph 10 hereof. Options granted under the Plan are intended not be treated as incentive stock options as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          (b) No options shall be granted under the Plan subsequent to the tenth anniversary of the adoption of the Plan. In the event that an option expires or is terminated or cancelled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a cancelled option). Shares subject to options may be made available from unissued or reacquired shares of Common Stock.

          (c) Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any Optionee any right to continue serving as a director of the Company or interfere in any way with the right of the Board of Directors or stockholders of the Company to remove such director pursuant to the certificate or articles of incorporation or bylaws of the Company or pursuant to applicable law.

     5. Option Price. Subject to the adjustment in Paragraph 10 hereof, the option price for all options granted under this Plan shall be the fair market value of the shares of Common Stock subject to the option on the date of the grant of such option. For purposes of this Paragraph 5, "fair market value" shall be the average of the highest and lowest sales prices of the Common Stock reported on the New York Stock Exchange (or on the principal national stock exchange on which it is listed or quotation service on which it is listed) (as reported in The Wall Street Journal) on the date the option is granted (or, if the date of grant is not a trading date, on the first trading date immediately preceding the date of grant). In the event that the Common Stock is not listed on the New York Stock Exchange or any other national stock exchange or quoted on the Nasdaq National Market, the fair market value of the shares of Common Stock for all purposes of this Plan shall be reasonably determined by the Board of Directors.

     6. Duration of Options and Increments. Subject to the provisions of Paragraph 8 hereof, each option shall be for a term of ten years. Each option shall become exercisable with respect to all of the shares subject to the option 6 months after the date of its grant.

     7. Exercise of Option. (a) An option may be exercised by giving written notice to the Secretary of the Company, specifying the number of shares to be purchased. The option price for the number of shares of Common Stock for which the option is exercised shall become immediately due and payable; provided, however, that in lieu of cash an Optionee may, with the approval of the Board of Directors, exercise his or her option by (i) delivering a promissory note in accordance with the terms of the Plan and in a form specified by the Company;
(ii) tendering to the Company shares of Common Stock owned by him or her and with the certificates therefor registered in his or her name, having a fair market value equal to the cash exercise price of the shares being purchased; or
(iii) delivery of an irrevocable written notice instructing the Company to deliver the shares of Common Stock being purchased to a broker selected by the Company, subject to the broker's written guarantee to deliver the cash to the Company, in each case equal to the full consideration of the exercise price of the shares being purchased. For this purpose, the per share value of Common Stock shall be the fair market value on the date of exercise (or, if the date of exercise is not a trading date, on the first trading date immediately preceding the date of exercise), which shall be the average of the highest and lowest sales prices of the Common Stock reported on the New York Stock Exchange (or on the principal national stock exchange on which it is listed or quotation service on which it is listed) (as reported in The Wall Street Journal) on such date.

          (b) In connection with the exercise of options granted under the Plan, the Company may make loans to such Optionees as the Board of Directors, in its discretion, may determine. Such loans shall be subject to the following terms and conditions and such other terms and conditions as the Board of Directors shall determine to be not inconsistent with the Plan. Such loans shall bear interest at such rates as the Board of Directors shall determine from time to time, which rates may be below then current market rates or may be made without interest. In no event may any such loan exceed the fair market value, at the date of exercise, of the shares covered by the option, or portion thereof, exercised by the Optionee. No loan shall have an initial term exceeding two years, but any such loan may be renewable at the discretion of the Board of Directors. When a loan shall have been made, shares of Common Stock having a fair market value at least equal to 150 percent of the principal amount of the loan shall be pledged by the Optionee to the Company as security for payment of the unpaid balance of the loan.

          (c) If at any time an Optionee is required to pay an amount required to be withheld under applicable income tax or other laws in connection with the exercise of an option in order for the Company to obtain a deduction for federal and state income tax purposes, the Company shall withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld or delivered shall be based on the fair market value of the shares of Common Stock on the date of exercise, which shall be the average of the highest and lowest sales prices of the Common Stock reported on the New York Stock Exchange (or on the principal stock exchange on which it is listed or quotation service on which it is listed) (as reported in The Wall Street Journal) on the date of exercise.

          (d) At the time of any exercise of any option, the Company may, if the Company shall determine it necessary or desirable for any reason, require the Optionee (or his or her heirs, legatees, or legal representative, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee upon his or her exercise of part or all of the option and a stop order may be placed with the transfer agent for the Common Stock. Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     8. Cessation of Board Membership - Exercise Thereafter. (a) In the event that an Optionee ceases to be a director of the Company for any reason other than for cause, such

Optionee shall have 360 days from the date such Optionee ceased to be a director of the Company to exercise those options owned by such Optionee which were exercisable as of the date of such cessation.

          (b) In the event that an Optionee is removed from the Board of Directors of the Company for cause (as hereinafter defined), such Optionee's option shall expire and all rights to purchase shares of Common Stock pursuant thereto shall terminate immediately. For purposes of the Plan, removal for "cause" shall mean (a) the Optionee's gross negligence, dishonesty, incompetency, willful breach of any employment or consulting agreement with the Company, or the violation of any reasonable rule or regulation of the Company, a violation of which results in significant damage to the Company and with respect to which, except in the case of dishonesty or incompetency, the Optionee fails to make reasonable efforts to correct in a reasonable time; (b) the Optionee's engaging in other conduct which materially adversely reflects on the Company or which is damaging to the Company upon written notice of such violation; or (c) continued failure by the Optionee to substantially perform his or her duties (other than any such failure resulting from his or her incapacity due to physical or mental disability), following the delivery of a demand for substantial performance by the Company.

     9. Non-Transferability of Options. No option shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and each option shall be exercisable during an Optionee's lifetime only by the Optionee or by the Optionee's legal representative.

     10. Adjustment. The number of shares subject to the Plan and to options granted under the Plan shall be adjusted as follows: (a) in the event that the number of outstanding shares of Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted thereunder shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or legal entity there shall be substituted, on an equitable basis as determined by the Board of Directors, for each share of Common Stock then subject to the Plan and for each share of Common Stock then subject to an option granted under the Plan, the number and kind of shares of stock or other securities to which the holders of shares of Common Stock will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Board of Directors shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan and to each share of Common Stock then subject to an option granted under the Plan. In the event of any such adjustment, the option price per share of Common Stock shall be proportionately adjusted.

     11. Amendment of the Plan. The Board of Directors of the Company or any authorized committee thereof may amend or discontinue the Plan at any time, provided, however, that the Plan may not be amended more than once every six months except to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules and regulations under each, and provided further, that no such amendment or discontinuance shall (a) without the consent of the Optionee change or impair any option previously granted, or (b) without the approval of the holders of a majority of the shares of Common Stock which vote in person or by proxy at a duly held stockholders' meeting, (i) increase the maximum number of shares which may be purchased by all eligible directors pursuant to the Plan, (ii) change the purchase price of any option, or (iii) change the option period or increase the time limitations on the grant of options.

     12. Effective Date. The Plan as amended is effective as of January 27, 2000. However, the Plan as originally authorized and approved was effective from November 17, 1995 through January 27, 2000, and nothing contained herein shall alter the effectiveness or operation of the Plan as it existed prior to January 27, 2000.

REVOCABLE                 EXTENDED STAY AMERICA, INC.                REVOCABLE
PROXY                                                                    PROXY

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 2, 2000 -- 11:00 A.M.

  The undersigned hereby appoints George D. Johnson, Jr. or Robert A. Brannon, or either one of them, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of Common Stock of Extended Stay America, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on May 2, 2000, at 11:00 a.m., at the Broward Center for the Performing Arts, 201 Southwest Fifth Avenue, Ft. Lauderdale, Florida, and at any and all postponements and adjournments thereof, as follows:

  THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED (1) FOR EACH OF THE NOMINEES LISTED,
(2) FOR THE PROPOSAL TO RATIFY THE ACTION OF THE BOARD OF DIRECTORS IN APPOINTING PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE COMPANY IN 2000, AND (3) FOR THE PROPOSAL TO APPROVE THE COMPANY'S AMENDED AND RESTATED 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

  PLEASE MARK, SIGN, DATE, AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.
                 (Continued and to be signed on reverse side.)

                          EXTENDED STAY AMERICA, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. ()

        THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE.
IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF
                       THE NOMINEES AND FOR ITEMS 2 AND 3



1. Election of Directors--Nominees: H. Wayne Huizenga, George D. Johnson, Jr., Donald F. Flynn, Stewart H. Johnson, John J. Melk, and Peer Pedersen


   ------------------------------------------------------------------------
                             Nominee Exception(s)

    For All [_]   Withhold All [_]   For All Except [_]


2. To ratify the action of the Board of Directors of the Company in appointing PricewaterhouseCoopers LLP as independent auditors for the Company in 2000.

    For [_]   Against [_]   Abstain [_]


3. To approve the Company's Amended and Restated 1995 Stock Option Plan for Non-Employee Directors.

    For [_]   Against [_]   Abstain [_]


4. In their discretion, on such other business as may properly come before the meeting.

    Check here if you plan to attend the Annual Meeting [_]


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED, FOR THE PROPOSAL TO RATIFY THE ACTION OF THE BOARD OF DIRECTORS IN APPOINTING PRICEWATERHOUSECOOPERS LLP, AND FOR THE PROPOSAL TO APPROVE THE COMPANY'S AMENDED AND RESTATED 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

    The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated March 20, 2000, and the Annual Report to Stockholders.


    Dated:  _____________________________________________________________, 2000


    Signature(s)_______________________________________________________________


    ___________________________________________________________________________

    Please sign exactly as name appears hereon. Joint owners should each sign. Where applicable, indicate official position or representative capacity.



                            x FOLD AND DETACH HERE x

                            YOUR VOTE IS IMPORTANT!

          PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.